SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 20, 2003


                             ZENITH TECHNOLOGY, INC.
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               (Exact Name of Registrant as Specified in Charter)

                                     Nevada
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                            (State of Incorporation)

                                                68-0448219
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             (Commission File No.)    (IRS Employer Identification No.)



              2600 Michelson Drive, 17th Floor, Irvine, CA 92612
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               (Address of Principal Executive Offices) (Zip Code)


                                  949-852-3588
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              (Registrant's telephone number, including area code)

             409 Center Street,  Yuba City, CA  95991
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          (Former Name or Former Address, if Changed Since Last Report)


Item 1.  Changes in Control of Registrant.

None.

Item 2. Acquisition or Disposition of Assets

None.

Item 3.  Bankruptcy or Receivership

None.


Item 4. Changes in Registrant's Certifying Accountant

None.

Item 5.  Other Items

     On June 20, 2003, the Registrant entered into a binding letter of intent ("Binding LOI") to merge with NavLynx Technologies, Inc. ("NavLynx"), an Ontario Canada corporation (the "Possible Acquisition"). The Registrant will be the survivor of the merger and change its name to NavLynx Technologies, Inc. (hereinafter the "Merged Entity"). The terms of the Binding LOI are as follows:
In exchange for receiving out of a total of 8,695,079 shares of the Merged Entity, NavLynx' shareholders will transfer all of the issued and outstanding shares of NavLynx. Simultaneous to this share exchange, certain investors including the Tiger Fund(TM), Inc. ("Tiger") and Strategy Partners, LLC, ("SPLLC") will invest an aggregate of $350,000.00 (U.S.) and receive 1,695,539 shares or 19.5% of the total issued and outstanding capital stock of the Merged Entity. The remaining 478,231 shares will be owned by existing shareholders of the Registrant. The Possible Acquisition contemplates a one for six reverse split of shares of the Registrant to occur simultaneous with the closing, however it has not yet been decided whether the reverse split ratio will be a factor of five or six.

In addition, commencing for a period of 24 months after the closing of the Possible Acquisition, the Merged Entity will retain SPLLC as its management consultant to provide, among other things, business development, marketing assistance to NavLynx that are currently outside the scope of NavLynx' existing marketing efforts as well as corporate disclosure compliance for the Merged Entity's continual reporting requirements pursuant to the United States Federal and State Securities laws.

     The Possible Acquisition is subject to final board and shareholder approval by NavLynx and final due diligence investigations to be conducted on behalf of Tiger by SPLLC. Tiger currently owns in excess of 94.5% of the total issued and outstanding capital stock of the Registrant. NavLynx currently has a special shareholders meeting scheduled for July 29, 2003.


Item 6.

None.

                                   SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ZENITH TECHNOLOGY, INC.


Dated: June 24, 2003                 By:  /s/  Omar A. Rizvi
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                                          Omar A. Rizvi
                                          Chief Executive Officer